Exhibit 99.1
AGREEMENT OF DISMISSAL

WHEREAS James Cooley (“Cooley”) is plaintiff in a lawsuit captioned James Cooley v. Citizens Community Federal et al., Eau Claire County Case No.10-cv-223 ("the Case"); and

WHEREAS Cooley has agreed to immediate dismissal of all of his claims in the Case with prejudice and Citizens Community Federal has agreed to immediate dismissal of its counterclaims against Cooley with prejudice;

NOW THEREFORE Cooley will immediately instruct his attorney to promptly dismiss his claims in the Case with prejudice and without costs or fees to any parties in the Case.  Citizens Community Federal will immediately instruct its attorneys to promptly dismiss with prejudice and without costs or fees its counterclaims against Cooley in the Case.  Cooley and Citizens Community Federal further agree to execute any supplementary documents and take all additional actions that may be necessary or appropriate to promptly dismiss their respective claims against one another in the Case.  Provided, however, that nothing in this agreement shall be construed to limit or waive any claims that Citizens Community Federal or its parent company may have against St. Paul Mercury Insurance Company or any of their other insurance carriers as such claims are being expressly preserved.

JAMES COOLEY:
Dated: 9/30/12
/s/ James Cooley

CITIZENS COMMUNITY FEDERAL:

Dated: 9/30/12
BY /s/ Edward H. Schaefer
     Its: President